As filed with the Securities and Exchange Commission on July 14, 1997
                                             Registration No. ______
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                     ------------------------------------------
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                     ------------------------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in its charter)
          ---------------------------------------------------------------
               Delaware                                13-3404508
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)              Identification Number)

         200 South Michigan Avenue, Chicago, Illinois 60604, (312) 322-8500
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
        -------------------------------------------------------------------
                             Laurene H. Horiszny, Esq.
                   Vice President, Secretary and General Counsel
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
               ------------------------------------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. --

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. --

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.--

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.--
         ------------------------------------------------------------------
                          CALCULATION OF REGISTRATION FEE
                                   Proposed        Proposed
Title of each        Amount        maximum         maximum         Amount of
class of securities   to be     offering price    aggregate        registration
to be registered    registered     per unit (1)   offering price(1)  fee
-----------------------------------------------------------------------------
Common Stock, $.01   500,000      $53.75         $26,875,000        $8,143.94
par value             shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices for the Common Stock reported on the New York Stock Exchange Composite Tape on July 10, 1997.

PROSPECTUS

                   DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
[BUG]
                            BORG-WARNER AUTOMOTIVE, INC.
                                   500,000 Shares
                                    Common Stock
                                -------------------

Borg-Warner Automotive, Inc. (the "Company" and/or "Registrant"), through its Dividend Reinvestment and Stock Purchase Plan (the "Plan"), hereby offers to stockholders and other interested parties the opportunity to purchase the Company's Common Stock, $.01 par value, ("Common Stock"), through the Plan by making initial cash purchases and optional cash purchases and to automatically reinvest their dividends into additional shares of Common Stock. No trading fees will be charged on any shares purchased through either initial or optional cash purchases or reinvested dividends.

Shares of Common Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by the Company from authorized but unissued shares or treasury shares. If shares are purchased on the open market, the price per share will be the weighted average price of shares purchased to satisfy Plan requirements. If shares are purchased from the Company, the price per share will be the average of the daily high and low sale prices quoted on the NYSE composite tape for the Investment Date.

The Company's Common Stock is listed on the New York Stock Exchange ("NYSE") under the ticker BWA. The closing price of the Common Stock on July 10, 1997 as shown by the NYSE composite tape was $54.00.

To the extent required by applicable law in certain jurisdictions, including AZ, FL, NJ, NC, ND and TX, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a broker/dealer registered in such jurisdictions.
--------------------------------------------------------------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                                A CRIMINAL OFFENSE.
-----------------------------------------------------------------------------
                   The date of this prospectus is July 14, 1997.

No person is authorized in connection with any offering made hereby to give any information or to make any representations not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and any information or representation not contained or incorporated by reference herein or therein must not be relied upon as having been authorized by the Company or any other person. This Prospectus is not an offer to sell, or a solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information.

                                 TABLE OF CONTENTS
                                                            PAGE
Borg-Warner Automotive, Inc. . . . . . . . . . . . . . . .  4
Incorporation of Certain Information by Reference . . . ..  4
The Company . . . . . . . . . . . . . . . . . . . . . . . . 4
The Plan . . . . . . . . . . . . . . . . . . . . . . . . .  5
Administration . . . . . . . . . . . . . . . . . . . . .  . 5
Plan Service Fees. . . . . . . . . . . . . . . . . . . . . .6
Eligibility/Enrollment . . . . . . . . . . . . . . . . .  . 6
Purchase Options . . . . . . . . . . . . . . . . . . . . .. 6
Purchase of Shares for the Plan . . . . . . . . . . . . . . 7
Source and Pricing of Shares . . . . . . . . . . . . . . .  7
Sale of Shares for the Plan . . . . . . . . . . . . . . . . 7
Book Entry; Certificates for Shares; Share Safekeeping . .. 8
Gift/Transfer of Shares within the Plan . . . . . . . . . ..8
Reports to Participants . . . . . . . . . . . . . . . . .  .8
Federal Income Tax Consequences . . . . . . . . . . . . .   9
Other Information . . . . . . . . . . . . . . . . . . . .  .9
Description of Capital Stock . . . . . . . . . . . . . . . 11
Commission Position on Indemnification for Securities Act
  Liabilities. . . . . . . . . . . . . . . . . . . . . . . 12

                               AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, such reports, proxy statements and other information, may be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center (13th Floor), New York, New York 10048; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an internet web site at http://www.sec.gov that contains reports, proxy statements and other information. Additionally, reports, proxy statements and other information concerning the Company filed pursuant to the Exchange Act are available for inspection at the NYSE, on which the Common Stock is listed, located at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock being offered by this Prospectus. The Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits thereto.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Incorporated herein by reference are (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including the portions of the Company's annual report to stockholders incorporated by reference therein) (the "Company's Annual Report"); (ii) the Company's proxy statement dated March 21, 1997 for its Annual Meeting of Stockholders held on April 29, 1997 (other than the sections entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" which shall not be so incorporated); (iii) the Company's Quarterly Reports on Form 10-Q for the period ended March 31, 1997; and (iv) the Company's Current Report on Form 8-K dated February 6, 1997.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish, without charge, to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such documents should be submitted in writing to Borg-Warner Automotive, Inc., 200 South Michigan Avenue, Chicago, Illinois 60604, Attention: Investor Relations Department, or by telephone at (312) 322-8683.

                                    THE COMPANY

     The Company is a leading, global Tier I supplier of highly engineered systems and components, primarily to original equipment manufacturers ("OEMs") of passenger cars, sport utility vehicles and light trucks. The Company is an original equipment supplier to every major OEM in the world. The Company was incorporated in Delaware in 1987. The Company's executive offices are located at 200 South Michigan Avenue, Chicago, Illinois 60604, telephone (312) 322-8500.

                                      THE PLAN

     The Plan provides existing and potential investors the opportunity to make optional or initial cash purchases of Common Stock directly from the Plan, thereby avoiding fees and commissions. Optional cash purchases of Common Stock must be at least $50. Initial cash purchases of Common Stock must be at least $500. Purchases of Common Stock (both optional and initial cash purchases) can be no greater than $120,000 in a calendar year. Participants in the Plan may also elect to reinvest all or a portion of their cash dividends in additional shares of Common Stock. Participants, for no charge, may deposit Common Stock certificates with the Administrator for safekeeping. Participants may also sell shares of Common Stock through the Plan.

                                   ADMINISTRATION

     The Chase Manhattan Bank (the "Administrator") has been appointed by the Company to act as administrator of the Plan. The Administrator, as agent for Plan Participants, is responsible for receiving all cash to be invested by Participants and performing other duties required by the Plan. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market to Chase Securities, Inc. ("Chase"), an affiliate of the Administrator. The Administrator also will promptly forward instructions to sell shares to Chase. Chase is responsible for purchasing and selling shares of Common Stock in the open market for Participants' Plan accounts in accordance with the provisions of the Plan. Additionally, ChaseMellon Shareholder Services, L.L.C., an affiliate of the Administrator, will perform certain services for the Plan, including keeping records, sending statements of account activity to Participants and other ministerial duties.

For information about the Plan, Participants should contact ChaseMellon Shareholder Services:

     Call ChaseMellon Shareholder Services:  (800) 851-4229
     Outside the United States call collect: (212) 946-7101
     Website address:                        www.chasemellon.com
     E-mail address:                         info(at sign)chasemellon.com

Participants should send written requests and notices as follows:

A.   For optional cash purchases:

          The Chase Manhattan Bank
          c/o ChaseMellon Shareholder Services
          Optional Cash Investments
          P.O. Box 382009
          Pittsburgh, PA 15250

     Check or money order should be made payable to The Chase Manhattan Bank in U.S. dollars.
     Participants should use the transaction stub at the bottom of their statement for optional cash purchases.

B.   For correspondence and all requests
     except optional cash purchases:

          The Chase Manhattan Bank
          c/o ChaseMellon Shareholder Services
          P.O. Box 750
          Pittsburgh, PA 15230-9625

     Participants should include their daytime telephone number.

                                 PLAN SERVICE FEES

     Fees and charges for the Plan are as follows:

Share Safekeeping        No charge
Certification of Shares  No charge
Initial Cash Purchase    No charge
Optional Cash Purchase   No charge
Sale of Shares           $15.00 plus $0.12/share
Dividend Reinvestment    No charge

                               ELIGIBILITY/ENROLLMENT

     To participate in the Plan, the requirements listed below must be met. Citizens or residents of countries other than the United States should first determine if there are any governmental regulations which would prohibit participation in the Plan.

     To make an initial cash purchase of Common Stock, Participants must forward a completed enrollment form and the initial cash purchase to the Administrator. Initial cash purchases must be at least $500. Participants may not sell or withdraw shares purchased by check for a period of fifteen (15) calendar days from the receipt of the check by the Administrator. Payment can be made by check, money order or by automatic withdrawal from a bank account. Interest will not be paid on funds held pending investment. Funds will be held in an account for the exclusive benefit of Participants pending investment.

     Current investors who hold Common Stock registered in their names may join the Plan by returning a completed enrollment form to the Administrator. Current investors whose shares are held in a brokerage, bank or other intermediary account, should (i) instruct their broker, bank or trustee to register some or all of their Common Stock directly in their name and (ii) return a completed enrollment form to the Administrator. Unless investors make a written request for the issuance of certificates, shares will be registered in book entry form. (See "Book Entry; Certificates for Shares; Share Safekeeping" on page 8).

                                  PURCHASE OPTIONS

Dividends

     Participants in the Plan may elect (i) full reinvestment of cash dividends for the purchase of additional shares of Common Stock or (ii) partial reinvestment of cash dividends and partial payment of cash dividends. Participants who choose partial dividend reinvestment may have their cash dividend payment deposited electronically into their bank account instead of receiving a check by mail. Participants may elect to reinvest dividends on as little as one share of Common Stock. For Participants who do not elect to reinvest their dividends, cash dividends will be paid by check or electronic deposit, as chosen under the Plan.

Optional Cash Purchases

     Participants may purchase additional shares of Common Stock through the Plans optional cash purchases feature. The minimum optional cash purchases is $50. The total investment (both initial and optional cash purchases) allowed in any calendar year is $120,000 per Participant. Optional cash purchases can be made by check or money order, or by automatic withdrawal from Participants' bank accounts. Funds will be deducted from Participants' bank accounts on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day.

                          PURCHASE OF SHARES FOR THE PLAN

     The Administrator will purchase Common Stock using initial and optional cash purchases as promptly as possible, but at least once each week. The Administrator will reinvest dividends to purchase Common Stock on a quarterly basis. Purchases can be made over a number of days to meet the requirements of the Plan.

                            SOURCE AND PRICING OF SHARES

     Common Stock needed to meet the requirements of the Plan will either be purchased by the Administrator in the open market or issued directly by the Company from authorized but unissued shares or treasury shares. Initially, Common Stock will be purchased in the open market.

     If shares are purchased in the open market, whether for initial or optional cash purchases or dividend reinvestment, the price per share will be the weighted average price of shares purchased to satisfy Plan requirements.

     If the shares are purchased from the Company, the price per share for initial and optional cash purchases will be the average of the daily high and low sales prices quoted on the NYSE composite tape for the relevant Investment Date. An "Investment Date" is the date each week on which shares of Common Stock are allocated to the Plan accounts for Participants who acquire shares through initial or optional cash purchases. For quarterly reinvestment of dividends, the "Investment Date" is the Dividend Payment Date, and the price per share will be the average of the daily high and low sales prices quoted on the NYSE composite tape for that date. In the event no trading is reported for the Investment Date, the purchase price will be the average of the high and low sales prices of Common Stock for the most recent business day for which trading for Common Stock was reported on the NYSE composite tape.

Timing and Control

     Because the Administrator will arrange for the open market purchase of shares on behalf of the Plan, neither the Company nor any Participant in the Plan has the authority or power to control the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, Participants will not be able to precisely time their purchases through the Plan, and will bear the market risk associated with fluctuations in the price of the Common Stock. It is possible that the market price of the Common Stock could go up or down before the broker purchases Common Stock with a Participant's funds. In addition, Participants will not earn interest on initial or optional cash purchases for the period before the shares are purchased.

                            SALE OF SHARES FOR THE PLAN

     Participants may sell any number of shares held in their Plan account or other eligible book entry shares by notifying the Administrator. The Administrator will arrange for sales to be made at least weekly. Sales may be made more frequently if volume dictates. The sale price will be the weighted average price of all shares sold for Plan Participants during that period. Participants will receive the proceeds of the sale less a $15 sales transaction fee, a $0.12 per share trading fee, and any required tax withholdings. Participants may choose to sell their shares through a stockbroker of their choice, in which case they should contact the Administrator to authorize a transfer to their broker or request a certificate for their shares. If a Participant's total holdings fall below one share, the Administrator will liquidate the fractional share and remit the proceeds, less any applicable fees, and close the Plan account.

Timing and Control

     Because the Administrator will sell the shares on behalf of the Plan, neither the Company nor any Participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, Participants will not be able to precisely time the sales through the Plan and will bear the market risk associated with fluctuation in the price of the Common Stock. It is possible that the market price of the Common Stock could go down or up before the broker sells a Participant's shares. In addition, Participants will not earn interest on a sales transaction.

               BOOK ENTRY; CERTIFICATES FOR SHARES; SHARE SAFEKEEPING

     Shares purchased under the Plan will be maintained in Participants' Plan accounts in book entry form. Certificates for shares will be issued only upon written request to the Administrator. Participants may use the Plan's share safekeeping service to deposit with the Administrator any shares of Common Stock in their possession. Safekeeping is beneficial because Participants no longer bear the risks associated with loss, theft or destruction of stock certi-ficates. With safekeeping, Participants have the options of reinvesting their dividends or receiving cash dividends, or selling their shares under the Plan. To use the safekeeping service, Participants should send their certificates to ChaseMellon Shareholder Services by registered mail with written instruction to deposit them in safekeeping. If Participants use registered mail, their certi-ficates will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Participants should not endorse the certificates or complete the assignment section.

                      GIFT/TRANSFER OF SHARES WITHIN THE PLAN

     Participants can give or transfer shares of Common Stock to anyone they choose by:
     . Making an initial $500 cash purchase to establish an account in a recipient's name; or
     . Submitting an optional cash purchase on behalf of an existing Participant in the Plan in an amount not less than $50; or
     .    Transferring shares from their account to the recipient.

Participants must transfer a whole number of shares unless the entire account is transferred. Participants may transfer shares to new or existing shareholders. ChaseMellon Shareholder Services will automatically place such new accounts in full dividend reinvestment status. New Participants, at their discretion, may elect another option. Requests by Participants who reinvest dividends to either
(i) transfer all their shares or (ii) make a partial sale and transfer the balance of their shares may have processing of their request held until after their account is credited with reinvested dividends if their request is received between the ex-dividend and the dividend payment date. This hold period could be as long as four weeks.

Upon requesting a gift or transfer, Participants must have their signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. Participants should contact their bank or broker for more information regarding the Medallion Guarantee program. Participants may also call ChaseMellon Shareholder Services at (800) 851-4229 for additional assistance.

                              REPORTS TO PARTICIPANTS

     If Participants reinvest dividends, the Administrator will mail a quarterly statement showing all transactions (shares, amounts invested, purchase prices, sale prices) for the account including year-to-date and other account information. Supplemental statements or notices will be sent when Participants make an initial or optional cash purchase or a deposit, transfer, withdrawal or other change in share holdings.

     If Participants do not reinvest dividends, the Administrator will promptly mail a statement or notice confirming any transactions, including transfers and certificate deposits. Such Participants who continue to be enrolled in the Plan, but have no transactions, will receive an annual statement of holdings.

     Participants should retain their account statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

     Participants should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to the address of record.

                          FEDERAL INCOME TAX CONSEQUENCES

     The following discussion relates to the material federal income tax consequences of participation in the Plan. The effect of such tax consequences upon any Participant will depend upon such Participant's individual circumstances which together with the state and local tax consequences of participation should be discussed by each Participant with his or her tax advisor.

     A Participant will be required to include in federal taxable income dividend amounts reinvested in Common Stock pursuant to the Plan even though the Participant does not actually receive the dividend amount in cash. When the Administrator purchases Common Stock for a Participant's account on the open market with reinvested dividends, the amount of the dividend included in taxable income will also include that portion of any trading fees, service charges and any applicable taxes paid by the Company that are attributable to the acquisition of the shares.

     A Participant's tax basis in shares acquired pursuant to the Plan is in general equal to the amount of the dividend income included in federal taxable income described above. Such shares of Common Stock will have a holding period beginning on the day after the shares are allocated to the Participant's account.

     A Participant will not realize any taxable income upon the Participant's request for certificates for certain or all shares acquired pursuant to the Plan. However, a Participant will realize gain or loss when shares held by the Participant or shares held in the participant's Plan account are sold.

                                 OTHER INFORMATION

Stock Split, Stock Dividend and Other Distributions

     In the event dividends are paid in Common Stock, or Common Stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the Common Stock so paid or distributed.

Voting of Plan Shares

     Participants will have the exclusive right to exercise all voting rights for shares of Common Stock held in their account. The Administrator will forward all shareholder material relating to shares of Common Stock held in a Participant's account to the Participant. Shares held in a Plan account may be voted in person or by proxy received by the Participant prior to any meeting of the shareholders. Shares of Common Stock held in a Participant's account will not be voted unless the Participant or his or her proxy votes them.

Limitation of Liability

     Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable to Plan Participants in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from (i) failure to terminate a Participant's account upon a Participant's death or adjudicated incompetency, prior to the receipt of notice in writing of such death or adjudicated incompetency, (ii) the prices or times at which shares are purchased or sold for Participants or (iii) fluctuations in the market value of the Common Stock.



Change or Termination of the Plan

     In its sole discretion, the Company may suspend, modify, or terminate the Plan at any time in whole, in part, or with respect to Participants in one or more jurisdictions. Notice of such suspension, modification, or termination will be sent promptly to all Participants. Upon any whole or partial termination of the Plan, the Plan accounts of affected Participants shall be treated as individual book entry accounts. Fractional shares in Plan accounts will be sold in the open market in the aggregate and their cash value determined for each account by reference to the price received for sales of all shares, including fractions in the aggregate (less trading fees, related service charges and applicable taxes, as described herein), for the relevant sale date. A check for the proceeds of the fractional share sale will be sent to each Participant at his or her latest address of record. Dividends paid thereafter on shares held in individual book entry accounts shall be transmitted via check.

Termination of Individual Participation

     In its sole discretion, the Company may suspend, modify or terminate the Plan account of any Participant after advance written notice is mailed to the Participant at the address appearing on the Administrator's records. Upon any whole or partial termination of a Plan account, the Plan accounts of affected Participants shall be treated as individual book entry accounts. Fractional shares in Plan accounts will be sold in the open market and their cash value determined for each account by reference to the price received for sales of all shares, including fractions in the aggregate (less trading fees, related service charges and applicable taxes, as described herein), for the relevant sale date. A check for the proceeds of the fractional share sale will be sent to each Participant at his or her latest address of record. Dividends paid thereafter on shares held in individual book entry accounts shall be transmitted via check.

     A Participant may request termination of his or her participation in the Plan at any time. Upon termination, the Participant may instruct the Administrator to send the appropriate stock certificates for all whole shares of Common Stock in the Plan account to the Participant's address of record. A Participant will receive a check for the liquidation proceeds for any fractional share held in his or her Plan account at the date of termination. Fractional shares in Plan accounts for terminating Participants will be sold in the open market and their cash value determined for each account by reference to the price received together with other fractions and whole shares to be sold for other Participants (less trading fees, related service charges and applicable taxes, as described herein) for the relevant sale date. After participation in the Plan has been terminated, no further investments may be made without re-enrolling in the Plan.

     Participants may also terminate participation in the Plan by requesting the Administrator to sell all shares in his or her Plan account. Upon such request, the Administrator shall sell such shares in the manner described in the section entitled Sale of Shares for the Plan. The check a Participant will receive from the Administrator upon such termination will include the sale proceeds of whole shares in the Plan account plus the liquidation value of any fractional share. Fractional shares in Plan accounts will be sold in the open market together with other fractions and whole shares to be sold for other Participants and their cash value determined for each account by reference to the price received for all whole shares sold (less trading fees, related service charges and applicable taxes, as described herein) for the relevant sale date.

     Participants may also be able in the future to terminate participation in the Plan by requesting the Administrator to transfer all the Participant's plan shares electronically to a financial intermediary the Participant designates. These services are not fully operational on an industry-wide basis as of this date.

Use of Proceeds

     As of the date of the Prospectus, it is expected that shares of Common Stock needed to meet the requirements of the Plan will be purchased on the open market. From time to time, the Company may elect to have the Plan purchase Common Stock directly from the Company in the form of authorized but unissued or treasury shares. The Company intends to use any net proceeds from the sales of such shares for general corporate purposes.

Legal Matters

     Laurene H. Horiszny, Vice President, Secretary and General Counsel of the Company, has given her opinion concerning the validity of the Common Stock covered by the Prospectus. Ms. Horiszny owns Common Stock and is eligible to participate in the Plan.

Foreign Participation

     Participants who live outside the United States should determine whether any laws or governmental regulations prohibit their participation in the Plan. In addition, the Company reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign law or regulation.

Experts

     The consolidated financial statements of the Company and its subsidiaries for each of the three years in the period ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of NSK-Warner as of March 31, 1997 and 1996, and for each of the years in the three-year period ended March 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

                            DESCRIPTION OF CAPITAL STOCK

General

     The Company has three authorized classes of capital stock: Common Stock, Non-Voting Common Stock and Preferred Stock. The shares of such stock which are authorized and outstanding as of July 10, 1997 are as follows:

                                             Number of Number of
                                                Shares     Shares
                                             Authorized     Outstanding*
                                             -------------  ---------------
Common Stock...............................  50,000,000     23,669,215
Non-Voting Common Stock....................  25,000,000         59,000
Preferred Stock.........................       5,000,000          0
---------------------------------

     *Shares subject to exercisable but unexercised options are not treated as outstanding.

Common Stock

     The Common Stock and the Non-Voting Common Stock have the same terms except as to voting rights and certain conversion features.

     Each share of Common Stock entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of the Company's stockholders. Holders of Common Stock do not have cumulative voting rights.
The Non-Voting Common Stock has no voting rights, other than those required by law.

     As to conversion rights, certain institutional investors who are subject to regulatory requirements that forbid or limit their right to own general voting stock may convert their Common Stock into Non-Voting Common Stock on a share-for -share basis as needed to satisfy the applicable regulatory requirements, or directly purchase Non-Voting Common Stock because of such regulatory requirements. Thereafter, the Non-Voting Common Stock may be converted into Common Stock on a share-for-share basis in certain circumstances as permitted by the applicable regulatory requirements.

     Subject to any preferential rights of any outstanding shares of Preferred Stock, holders of shares of Common Stock and Non-Voting Common Stock, treated as a single class, are entitled to receive, pro rata based on the number of shares held, cash dividends when, as and if declared by the Board from funds legally available for such purpose.

     In the event of a liquidation of the Company, holders of shares of Common Stock and Non-Voting Common Stock, treated as a single class, are entitled to receive, pro rata based on the number of shares held, all of the assets available for distribution to stockholders after payment of all prior claims, including any preferential liquidation rights of any Preferred Stock then outstanding.

     Holders of shares of Common Stock and Non-Voting Common Stock have no preemptive rights to subscribe to additional shares of any such class or other securities of the Company. All outstanding shares of Common Stock and Non-Voting Common Stock are fully paid and non-assessable.

     The Shares being offered in the Prospectus are fully paid and non-assessable and are not subject to any future call or assessment.

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify its officers and directors against the expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     As permitted by Section 102 of the DGCL, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows the Company to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                                      PART II
                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the estimated expenses of the issuance and distribution of the securities being registered (other than the ongoing costs of administration of the Plan), all of which will be paid by the Registrant.

Registration fee . . . . . . . . . . . . . . . . . . . . $  8,143
Blue Sky fees and expenses . . . . . . . . . . . . . . . . 15,000
Printing and related expenses . . . . . . . . . . . . . . .15,000
Legal fees andexpenses . . . . . . . . . . . . . . . . . . 20,000
Accounting fees and expenses . . . . . . . . . . . . . . . .5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 1,857
          Total . . . . . . . . . . . . . . . . . . . .$    65,000


Item 15. Indemnification of Directors and Officers

     Reference is made to Commission Position on Indemnification for Securities Act Liabilities in the Prospectus filed as part of this Registration Statement.

Item 16. Exhibits

    The following documents are filed as a part of this Registration Statement. For each such exhibit there is shown below the registration statement number or periodic report and exhibit number of the document in the previous filing.

5.1  Opinion of Laurene H. Horiszny
23.1 Consent of Deloitte & Touche LLP
23.2 Consent of Laurene H. Horiszny (contained in Exhibit 5.1)
23.3 Consent of KPMG Peat Marwick
24.1 Powers of Attorney
99.1 Administration Agreement

Item 17. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Chicago, State of Illinois, on July 14, 1997.


                              BORG-WARNER AUTOMOTIVE, INC.

                              By: /s/   JOHN F. FIEDLER
                              -------------------------------------------------
                                        John F. Fiedler
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 14, 1997.

/s/   JOHN F. FIEDLER                   Chairman, Chief Executive Officer, and
                                        Director
--------------------------------
     John F. Fiedler                   (Principal Executive Officer)

/s/    ROBIN J. ADAMS                   Vice President and Treasurer
---------------------------------
     Robin J. Adams                     (Principal Financial Officer)

/s/ WILLIAM C. CLINE                    Vice President and Controller
----------------------------------
     William C. Cline                   (Principal Accounting Officer)

                  *                      Director
-----------------------------------
Andrew F. Brimmer
                  *                      Director
------------------------------------
Alexis P. Michas

                  *                       Director
-------------------------------------
Jere A. Drummond
                  *                       Director
-------------------------------------
Albert J. Fitzgibbons III
                  *                       Director
------------------------------------
Paul E. Glaske
                  *                       Director
-------------------------------------
Ivan W. Gorr
                  *                       Director
-------------------------------------
James J. Kerley

/s/ JOHN F. FIEDLER                          As attorney-in-fact for the
                                             officers and/or directors
---------------------------------------      marked by an asterisk.
John F. Fiedler

                                   EXHIBIT INDEX

Exhibit                                                Sequential
No.                                                    Page No.
                              Description of Document


5.1  Opinion of Laurene H. Horiszny . . . . . . . . . . . . . .
23.1 Consent of Deloitte & ToucheLLP . . . . . . . . . . . . .
23.2 Consent of Laurene H. Horiszny (contained in Exhibit 5.1).
23.3 Consent of KPMG Peat Marwick . . . . . . . . . . . . . . .
24.1 Power of Attorney . . . . . . . . . . . . . . . . . . . .
99.1 Administration Agreement . . . . . . . . . . . . . . . . .